SEPARATION AGREEMENT AND GENERAL RELEASE


         THIS AGREEMENT is made and entered by and between Michael D. Cryan ("Employee") and Homestead Village Incorporated (together with is directors, officers, shareholders and other affiliates, collectively referred to hereinafter as "Employer").
         WHEREAS, Employee has been employed by the Employer; and WHEREAS, the parties have engaged in discussions resulting in an amicable and mutually satisfactory separation of Employee's employment with the Employer.
         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the parties hereby agree as follows:

         1. Employee hereby resigns as an officer and director of Employer. The effective date of Employee's separation of employment with Employer shall be the close of business on May 11, 1999 (the "Separation Date").

         2. Employer acknowledges and agrees that he has received all unpaid salary through and including the Separation Date. Employer shall pay Employee the aggregate amount of One Million Two Hundred Forty Five Thousand Eight Hundred Thirty Three Dollars ($1,245,833.00) (the "Separation Amount"), which shall be paid in twelve equal amounts of One Hundred and Three Thousand Eight Hundred Nineteen Dollars and Forty Two Cents ($103,819.42) on the last day of each month commencing June 30, 1999 and ending May 31, 2000; provided that the first payment of the Separation Agreement shall be Ninety Three Thousand Fifty Dollars and Nineteen Cents ($93,050.19) to reflect the receipt of a salary payment of Ten Thousand Seven Hundred Sixty Nine Dollars and Twenty Three Cents ($10,769.23) for the period May 12 through May 22, 1999. All payments under this Agreement shall be subject to applicable deductions for state and federal taxes.

         3. Employee agrees that payments under this Agreement shall be deemed to include any amounts due Employee for accrued and unused vacation through the Separation Date.

         4. Employer shall maintain Employee's telephone voice mailbox until September 30, 1999. Employer shall deliver to Employee the equipment listed on Exhibit A without additional consideration.

         5. Upon the date this Agreement becomes binding upon Employee in accordance with Paragraphs 23 and 24, the principal and interest on the loan to Employee, evidenced by the Secured Promissory Note, dated October 15, 1996, shall be reduced to $62,500, and thereafter the remaining unpaid principal and interest on the Secured Promissory Note shall be forgiven, and all 25,000 shares of Common Stock of Employer purchased by Employee with the proceeds of such note shall be released from the security interest of Employer and delivered to Employee. It is intended that this loan adjustment from the outstanding principal and interest on June 18, 1999, to $62,500 qualify under Section 108(e)(5) of the Internal Revenue Code. In addition to the foregoing, Employer agrees that for the tax year 1999, Employer shall cause the accounting firm of Arthur Andersen, LLP to prepare and file Employee's income tax return which income tax return shall take the position that Employee has incurred no taxable income consequences as a result of the adjustment in the outstanding principal and interest under the Secured Promissory Note from the outstanding principal and interest on June 18, 1999, to $62,500, and Employer shall pay all fees charged by Arthur Andersen, LLP for so preparing and filing such income tax return of Employee. The content of such income tax return shall be subject to Employee's review and approval.

         6. Employee's continuous service under Employer's 401(k) plan and Employer's Non-Qualified Savings Plan shall cease as of the Separation Date. Within four (4) to six (6) weeks of Employee's written request and pursuant to the terms of the 401(k) plan, Employee shall be entitled to a distribution of all the contributions to Employee's 401(k) account made by Employee, plus earnings thereon, plus Employer matching contributions to the extent vested, or a transfer of such amounts to another plan at Employee's request. All distributions will be net of applicable withholding taxes, if any. Pursuant to the terms of the Employer's Non-Qualified Savings Plan and any deferral elections made by Employee under the Non-Qualified Savings Plan, Employee shall be entitled to a distribution of all deferrals made by Employee under the Non-Qualified Savings Plan, plus earnings thereon, plus Employer matching contributions to the extent vested. All distributions will be net of applicable withholding taxes, if any. Any options granted Employee under Employer's stock option plan or under any Security Capital Group Incorporated Stock Option Plan shall expire on the ninetieth day after the Separation Date.

         7. Employer shall extend to Employee the right to continue health insurance for up to eighteen (18) months, as may be required by and pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1986. Employer will provide coverage to Employee at Employer's expense to the extent of any COBRA premium for the first twelve months. Employee shall pay the COBRA premium and other expenses of such health insurance for any remaining period of coverage.

         8. At the election of Employee, Employer shall provide Employee with professional tax and legal services, selected by Employee in Employee's sole discretion, for a review of this agreement prior to its effectiveness in accordance with paragraphs 23 and 24, and shall provide outplacement services of an experienced firm selected by Employer and acceptable to Employee in the Atlanta, Georgia area, provided that the cost of such tax, legal and outplacement services shall not exceed in the aggregate $25,000, and such tax and legal services shall not extend beyond the effective date of this Agreement, and such outplacement services shall not extend beyond May 31, 2000.

         9. In consideration of the promises contained in this Agreement, Employee and Employer hereby mutually agree to do the following:

                  a. Except for a claim based upon a breach of this Agreement, Employee and Employer hereby release and forever discharge the other (including, in the case of Employer, its related and affiliated entities, and each of their officers, directors, shareholders, representatives, agents, employees and insurers (Employee, Employer and said related parties are hereinafter collectively and individually "the

         Releasees")) from any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgements, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity, which Employee and Employer have or claim, or might hereafter have or claim against the Releasees based upon or arising out of any matter or thing whatsoever, from the beginning of the world through the date of this Agreement, including but not limited to any rights, claims, complaints or actions or causes of action which were or could have been asserted by Employee or Employer arising out of or related to Employee's employment by the Employer or Employee's resignation therefrom, the purchase (or sale to Employer) of any Employer securities by Employee, or under any local, state, or federal law dealing with employment discrimination including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act and the Americans with Disabilities Act. Notwithstanding the foregoing, no such release shall be applicable to any existing indemnity rights of Employee as an officer or employee of Employer through the Separation Date, including those under Employer's Amended Articles of Incorporation, Employer's Bylaws, the Indemnification Agreement entered into as of October 16, 1996, between Employer and Employee or any insurance rights in favor of Employee including the Directors and Officers Liability Policy of Employer dated November 1, 1998, with Reliance National.
                  b. Employee shall promptly submit to Employer an expense account report accounting for all business expenses charged by Employee to Employer and all advances received, and repay Employer for all advances and all non-business related items charged by Employee to Employer, if any. Employee hereby agrees that such advances and non-business related expenses may, at the option of Employer, be deducted by Employer from any of its payments to Employee under this Agreement.

          10. In consideration of the promises contained in this Agreement, Employee agrees to each of the following:

                  a. Except as may be required by the lawful order of a court or agency of competent jurisdiction, Employee agrees to keep secret and confidential indefinitely all non-public information concerning Employer or any affiliate thereof which was acquired by or disclosed to Employee during the course of Employee's employment with Employer, and not to disclose the same, either directly or indirectly, to any other person, firm or business entity or to use it in any way.

                  b. For a period of one (1) year from the date this Agreement is signed by Employee, Employee covenants and agrees that Employee will not, whether for Employee or for any other person, business, partnership, association, firm, company or corporation, initiate contact with, solicit, divert or take away any of the employees of Employer or any affiliate thereof who were employees of Employer from time to time during Employee's employment with Employer or any affiliate thereof and are employees of Employer at the time of such
          initiation,   solicitation  or  diversion.

          11. Employee agrees to immediately turn over to Employer all notes, offering materials, slide shows, investment summaries, memoranda, records, documents and all other information, no matter how produced or reproduced, kept by Employee or in Employee's possession or control, used in or pertaining to the business of Employer, it being hereby acknowledged that all of said items are the sole and exclusive property of the Employer.

         12. Except as may be required to the contrary by an order issued by a court of competent jurisdiction and except for any communication with members of Employee's immediate family and any attorney or accountant rendering advice to Employee in connection with this Agreement, Employee shall not, directly or indirectly, discuss or communicate the facts of this Agreement, or any of its terms and provisions with any third party.

         13. Employer agrees not to contest Employee's claim for unemployment benefits.

         14. From and after the date of presentment of this Agreement, neither party shall, directly or indirectly, take any action which is in fact, or is intended to be, contrary to the material interests of the other party or any affiliate of the other party, nor will either party disparage or make negative, derogatory or defamatory statements about the other party, its related and affiliated entities, its directors, officers, employees, shareholders, agents or representative, or any of them, to any other person or business entity, except as may be required by legal process or court order.

         15. Nothing in this Agreement shall be deemed an admission of wrongdoing or any kind of liability by either party.

         16. In the event Employee engages in a material breach of any of the terms or provisions of this Agreement, then Employer shall provide to Employee written notice of such claimed breach by Employee, and Employee shall have thirty (30) days from receipt of such written notice from Employer to cease any such conduct which Employer claims to be a material breach. If Employee fails to cure such breach within such thirty (30) day period, then all of Employee's obligations shall remain and shall be enforceable, but Employer's obligations under this Agreement shall immediately terminate, including, without limitation, all remaining monetary obligations of Employer to Employee which are outstanding at the time of said breach. Similarly, Employee shall be relieved of any further obligation under this Agreement if Employer materially breaches its convenants in this Agreement.

         17. This Agreement shall be binding upon and inure to the benefit of both parties, their successor and assigns, and any affiliated or related entity, as well as Employee's heirs, assigns, administrators, executors and legal representatives.

         18. This instrument constitutes the entire Agreement between the parties, and may not be modified or amended in any way except by a subsequent, written agreement between the parties.

         19. If any term or provision of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination shall become final, such term or provision shall be deemed to be severed or limited, but only to the extent required to render the remaining terms and provisions of this Agreement enforceable. This Agreement as thus amended shall be enforced so as to give effect to the intention of the parties insofar as this is possible. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.

         20. This Agreement shall be construed in accordance with the laws of the State of Georgia.

         21. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

         22. This Agreement may be signed in multiple counterparts, each of which shall be deemed to be an original for all purposes.

         23. Employee may revoke this Agreement within twenty-one days of Employee's signing it. If Employee revokes this Agreement, Employee shall return any benefits Employee has received and all other provisions of this Agreement shall not be effective or enforceable. Revocation, along with a cashier's check for any benefits Employee may have received hereunder, should be delivered to Employer's offices at 2100 RiverEdge Parkway, Atlanta, Georgia 30328, Attn:
Chief Executive Officer. For such revocation to be effective, the notice and the cashier's check must be received no later than 5:00 p.m. on the twenty-first calendar day after Employee signs this Agreement.

          24. EMPLOYEE AFFIRMS THAT EMPLOYEE HAS BEEN GIVEN A PERIOD OF AT LEAST TWENTY-EIGHT DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT, AND THAT EMPLOYEE HAS CAREFULLY READ AND REVIEWED ALL THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT AND FULLY UNDERSTANDS THIS AGREEMENT TO BE A RELEASE OF ALL CLAIMS, KNOWN OR UNKNOWN, PRESENT OR FUTURE, THAT EMPLOYEE HAS OR MAY HAVE
AGAINST EMPLOYER ARISING OUT OF EMPLOYEE'S EMPLOYMENT BY EMPLOYER OR ITS TERMINATION. EMPLOYEE ALSO AFFIRMS THAT EMPLOYEE HAS BEEN ADVISED TO CONSULT
WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT AND THAT EMPLOYEE HAS, IN FACT, BEEN GIVEN FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH COUNSEL, AND THAT EMPLOYEE SIGNS IT VOLUNTARILY OF HIS OWN VOLITION, WITHOUT DURESS OR COERCION. EMPLOYEE REPRESENTS THAT EMPLOYEE IS SIGNING THIS AGREEMENT BECAUSE OF THE COMPENSATION TO BE PAID BY EMPLOYER UNDER THIS AGREEMENT WHICH EXCEEDS SEPARATION COMPENSATION GENERALLY AVAILABLE UNDER EMPLOYER'S POLICIES.

         IN WITNESS THEREOF, the parties have executed this Agreement on the date(s) set forth below.

                                                  HOMESTEAD VILLAGE INCORPORATED


                                                  By


                                                  Title


                                                  Date




                                                  MICHAEL D. CRYAN




                                                  (Signature)


                                                  Date

                                    EXHIBIT A
                                       to
                    Separation Agreement and General Release
                                       of
                                Michael D. Cryan


Equipment

          1.   Compaq computer presently in Employee's office.
          2.   Telephone presently in in Employee's possession.

State of                                             )
                                      ) ss
County of                                            )

     On ____________________, 1999, ____________________    personally  appeared
before me,

           _____    who is personally known to me
           _____    whose identity I proved on the basis of ____________________
           _____    whose identity I proved on the oath/affirmation of
           ____________________, a credible witness

to be the signer of the above instrument, and he/she acknowledged that he/she signed it.



                                        Notary Public

                                        My Commission expires





State of                                             )
                                      ) ss
County of                                            )

     On ____________________, 1999, ____________________   personally   appeared
before me,

           _____    who is personally known to me
           _____    who is personally known to me
           _____    whose identity I proved on the basis of ____________________
           _____    whose identity I proved on the oath/affirmation of
           ____________________, a credible witness

to be the signer of the above instrument, and he/she acknowledged that he/she signed it.



                                         Notary Public

                                         My Commission expires